Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212056, No. 333-219404 and No. 333-248640) of our report dated April 28, 2023 relating to the financial statements of Yiren Digital Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP
Wei, Wei & Co., LLP
Flushing, New York April 28, 2023